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                                                                   EXHIBIT 10.22

                            JOINT VENTURE AGREEMENT


         This Agreement is made as of the 15th day of November, 1995, by and between ALTERNATIVE LIVING SERVICES, INC., a Delaware corporation ("ALS") and DAYS DEVELOPMENT COMPANY, LC, a Virginia limited liability company ("DD").


                                R E C I T A L S:


         A. The parties have agreed to form a joint venture for the purposes hereinafter stated; and

         B. The parties are entering into this Agreement to set forth their mutual agreements with respect to such joint venture.

         NOW, THEREFORE, in consideration of the Recitals and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

         In addition to the other definitions contained herein, the following definitions shall apply for purposes of this Agreement:

         1.1 Affiliate. "Affiliate," when such term is used with respect to another Person which is a legal entity, means (a) any Person who (together with Family Members) directly or indirectly Controls, is Controlled by or is under common Control with such other Person, (b) any Person who is a director or officer of, member in or trustee of, or who serves in a similar capacity with respect to, such other Person, or (c) any Person who directly or indirectly is the beneficial owner of 20% or more of such other Person. When the term "Affiliate" is used with respect to another Person who is an individual, it means (i) any Family Member of such Person, or (ii) any corporation, partnership, limited liability company, trust or other entity of which such other Person serves as an officer, director, general partner, manager, trustee or in a similar capacity.

         1.2 ALS Affiliate. "ALS Affiliate" means any Affiliate of ALS, excluding any ALS-Carolina Entity.
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         1.3     ALS Ancillary Agreements.  "ALS Ancillary Agreements" means any Ancillary Agreement to which ALS is a party.

         1.4 ALS-Carolina. "ALS-Carolina" means Alternative Living Services-Carolina, LLC, a North Carolina limited liability company, which has been organized and which at the Closing is being formed for the purpose referred to in Section 3.1.

         1.5 ALS-Carolina Entities. "ALS-Carolina Entities" means ALS-Carolina and the Project Entities.

         1.6 Ancillary Agreements. "Ancillary Agreements" means all of the agreements executed and delivered by ALS and/or DD (or any DD Affiliate), pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

         1.7 Architect's Agreement. "Architect's Agreement" means an agreement in substantially the form of Exhibit A attached hereto.

         1.8 Business. "Business" means the business of developing or acquiring, and owning, operating and financing, the Facilities, and activities related or incidental thereto.

         1.9 Closing. "Closing" means the closing of the transactions provided for in this Agreement, which shall take place on the Closing Date at the offices of Quarles & Brady, 411 East Wisconsin Avenue, Milwaukee, Wisconsin or such other place as the parties may agree upon.

 1.10  Closing Date.  "Closing Date" means the date on which the Closing occurs.

         1.11 Collateral Assignment Agreement. "Collateral Assignment Agreement" means an agreement in substantially the form of Exhibit B attached hereto.

         1.12 Completion of Construction. "Completion of Construction" of a Facility means the issuance of a Certificate of Occupancy or the equivalent for the Facility.

         1.13 Construction Agreement (Future Project Entities). "Construction Agreement (Future Project Entities)" means the Construction Agreement for the Project Entities other than Wynwood of Chapel Hill, in substantially the form of the Construction Agreement (Wynwood of Chapel Hill) with such changes as ALS and DD agree upon.

         1.14 Construction Agreement (Wynwood of Chapel Hill). "Construction Agreement (Wynwood of Chapel Hill)" means the documents in substantially the forms attached hereto as Exhibit C.





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         1.15  Control.  "Control" as applied to a Person means the direct or indirect ownership of more than 50% of the voting common stock (in the case of a corporation) or other voting interests (in the case of a legal entity which is not a corporation); provided, however, that Mr. Thompson W. Goodwin and Mr. Wayne E. Dillon shall be deemed to Control DD as long as they have the right and authority to cause DD (without the consent of any other owner of DD) to exercise full control over all actions and decisions affecting the ALS-Carolina Entities.

         1.16 DD Affiliate. "DD Affiliate" means any Affiliate of DD, excluding any ALS-Carolina Entity.

         1.17 DD Ancillary Agreement. "DD Ancillary Agreements" means any Ancillary Agreement to which DD or any Affiliate of DD is a party.

         1.18 Development Term. "Development Term" means the five (5) year period commencing on the Closing Date. However, either party may terminate the Development Term immediately upon written notice if no contract has been entered into for the acquisition of a Facility or site for a Facility (or an option to acquire a Facility or a site for a Facility) during any consecutive twelve (12) month period commencing after the date of this Agreement. Such termination shall not affect the obligations of DD and ALS to complete any Facilities then under development.

         1.19 Facility. "Facility" means the land and improvements constituting an assisted living or dementia care facility which is developed or acquired pursuant to or as contemplated by this Agreement. "Facility" does not include nursing home facilities requiring a Certificate of Need or equivalent.

         1.20 Family Member. "Family Member" means, with respect to any individual, (a) the spouse of such individual, (b) any child of such individual, or any parent, grandparent, brother or sister living in the same house as such individual, or the spouse of any of the foregoing individuals described in this clause (b), (c) a custodian, guardian or personal representative of an individual described in clause (a) or (b); or (d) a trust for the exclusive benefit of one or more of the individuals described in clause
(a) or (b).

         1.21 Management Agreement (Future Project Entities). "Management Agreement (Future Project Entities)" means the Assisted Living Consultant and Management Services Agreement in substantially the form of the Management Agreement (Wynwood of Chapel Hill), together with changes to properly reflect the identity and location of the Facility being managed.





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         1.22  Management Agreement (Wynwood of Chapel Hill).  "Management
Agreement (Wynwood of Chapel Hill)" means the Assisted Living Consultant and Management Services Agreement in substantially the form attached hereto as Exhibit D.

         1.23 Mandatory Capital Call Schedule. "Mandatory Capital Call Schedule" means the schedule attached as Exhibit E.

         1.24 Operating Agreement (ALS-Carolina). "Operating Agreement (ALS-Carolina)" means the Operating Agreement substantially in the form attached as Exhibit F.

         1.25 Operating Agreement (Future Project Entities). "Operating Agreement (Future Project Entities)" means an Operating Agreement in substantially the form of the Operating Agreement (Wynwood of Chapel Hill), together with changes to properly reflect the identity and location of the Facility being managed.

         1.26 Operating Agreement (Wynwood of Chapel Hill). "Operating Agreement (Wynwood of Chapel Hill)" means the Operating Agreement to form Wynwood of Chapel Hill, LLC in substantially the form of Exhibit G, which is the first Project Entity being formed by the parties.

         1.27 Percentage Interest. "Percentage Interest" means, as applied to an ALS-Carolina Entity, the ownership interest of ALS or DD in such Entity.

         1.28 Person. "Person" means a natural person, corporation, trust, partnership, limited liability company, governmental entity (or agency, branch or department thereof) or any other legal entity.

         1.29 Prime Rate. "Prime Rate" means the prime interest rate in effect from time to time as published in the Money Rates Section of the Wall Street Journal, or its successor.

         1.30 Project Agreements. The agreements entered into by ALS, DD and/or their Affiliates in connection with the formation of a Project Entity, including without limitation a Project Operating Agreement or other charter documents, a Management Agreement, an Architect's Agreement, a Construction Agreement and a Collateral Assignment Agreement for such Entity.

         1.31 Project Entity. "Project Entity" means any limited liability company or other entity which owns a Facility.

         1.32 Real Estate Sale Contract. "Real Estate Sale Contract" means the Real Estate Sale Contract to be entered into between Wynwood of Chapel Hill and Silver Pointe Investors I Limited Partnership in substantially the form of Exhibit H attached hereto.





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         1.33  Territory.  "Territory" means the states of North Carolina and
South Carolina.

         1.34 Wynwood of Chapel Hill. "Wynwood of Chapel Hill" means Wynwood of Chapel Hill, LLC (formerly known as Wynwood House of Chapel Hill, LLC), which is the first Project Entity being formed by the parties.

         1.35 Ultimate Closing Date. "Ultimate Closing Date" means September 29, 1995.


                                   ARTICLE 2
                            PURPOSE OF JOINT VENTURE

         The parties are entering into the joint venture contemplated by this Agreement in order, through jointly owned limited liability companies or other entities agreed upon by the parties, to develop or acquire, and own, operate and finance, the Facilities in targeted market areas throughout the Territory. The Facilities shall vary in size depending on market conditions. It is the intent of the parties to operate multiple Facilities in targeted market areas in the Territory in order to become the market leader and preferred provider in each target market.


                                   ARTICLE 3
                                   COVENANTS

         3.1 Formation and Capitalization of ALS-Carolina. At the Closing, ALS and DD will form ALS-Carolina by entering into the Operating Agreement (ALS-Carolina). ALS-Carolina will not own any real estate unless the parties agree otherwise; rather, ALS-Carolina will be used by the parties to engage in site selection and preliminary development activities until specific sites are agreed upon and Project Entities are formed to acquire such sites. Capital contributions will be made by ALS and DD or a DD Affiliate in proportion to their Percentage Interests at such times and such amounts as the parties agree on, as more fully set forth in the Operating Agreement (ALS-Carolina).

         3.2 Formation of Project Entities. A Project Entity shall be formed as soon as a site for a Facility has been identified and agreed upon by the parties. The parties intend that a Project Entity shall be formed prior to the expenditure by the parties of more than $50,000 in the aggregate of site selection and development costs for a Facility. Unless the parties agree otherwise, the Project Entity shall be a limited liability company, and the parties shall enter into an Operating Agreement (Future Project Entities) with respect to each such site selected. At the Closing, the parties are forming the first Project Entity, Wynwood





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of Chapel Hill, by entering into the Operating Agreement (Wynwood of Chapel
Hill).

         3.3 Capitalization of Project Entities. During the Development Term, the parties shall make mandatory capital contributions to each Project Entity as more fully set forth in the Operating Agreement for such Project Entity.
The initial and mandatory capital contributions for all Project Entities shall not exceed in the aggregate the amounts shown in the Mandatory Capital Call Schedule, unless the parties otherwise agree. Neither ALS nor DD shall have any obligation to make any expenditure, provide capital or loan funds to any ALS-Carolina Entity except as may specifically be required by this Agreement, the Project Agreements or otherwise agreed by the parties from time to time.

         3.4 Project Financing. The parties will use their best efforts to cause each Project Entity to obtain the necessary construction and permanent financing for the Facility owned by it. DD or the appropriate DD Affiliate will be the sole guarantor of the construction financing for new Facilities to be constructed by the ALS-Carolina Entities. The parties will use their best efforts to cause each Project Entity to obtain permanent financing when a Facility reaches 75% of full occupancy. ALS will be the sole guarantor of such permanent financing if a guaranty is required. Notwithstanding the foregoing, in the event that an existing Facility is acquired by an ALS-Carolina Entity and a guaranty of the financing for such Facility is required by the lender, ALS and DD or a DD Affiliate acceptable to the lender will jointly and severally guarantee such financing. In the event that the parties jointly guarantee any financing or other obligations of an ALS-Carolina Entity, and either or both of the guarantors are called on to pay such obligations pursuant to their guaranties, the parties (except following a purchase of DD's or a DD Affiliate's interest by ALS pursuant to Section 3.9) shall make payments on such obligations in proportion to their Percentage Interests, so that at all times neither party has paid more than its proportionate share of such obligations based on its Percentage Interest. Any failure by a party to pay its proportionate share of such obligations shall entitle the other party to indemnification pursuant to Section 9.1(c) or 9.2(c).

         3.5  Responsibilities of the Parties.

         (a)  ALS shall be responsible for:

                 (i) market research with site-specific market studies for purposes of obtaining debt and/or equity capital for any Project Entity;

                 (ii) sales, pre-marketing and ongoing marketing services for each Project Entity or Facility;





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                 (iii)  obtaining state (and, if applicable, federal) licensing for Project Entities or Facilities, state (and, if applicable, federal) regulatory compliance for Project Entities or Facilities; and

                 (iv) day-to-day Facility operations management for Project Entities pursuant to the Management Agreement.

         (b)  DD will be responsible for:

                 (i) site selection, and addressing and attempting to resolve acquisition issues and zoning and use issues;

                 (ii) obtaining any permits and approvals necessary from municipal, state or federal agencies to construct Facilities for Project Entities;

                 (iii)  obtaining construction financing;

                 (iv) hiring of all necessary consultants for building design and construction; and

                 (v)   building construction supervision for Facilities.

         (c) All charges associated with the foregoing services provided by ALS or DD or a DD Affiliate including, without limitation, pre-marketing, pre-opening, operating, pre-development, third party, overhead and aborted project costs, shall be paid by ALS-Carolina (or if incurred for the benefit of a specific Project Entity, then by such Project Entity) or as agreed on by both parties in writing. Each Project Entity shall reimburse ALS-Carolina for any site selection, development costs and other expenses incurred by ALS-Carolina and directly relating to such Project Entity, together with costs for services provided pursuant to Sections 3.5(a) and 3.5(b) directly related to such Project Entity. A detailed schedule of services to be performed by ALS and DD or a DD Affiliate as set forth in Sections 3.5(a) and 3.5(b) and the related charges are set forth on Exhibit I attached hereto.

         3.6 Construction. Days Construction Company, a Virginia corporation ("Days Construction Company") shall provide construction and construction supervision services to each Project Entity which develops a Facility as more fully set forth in the applicable Construction Agreement. At the Closing, the Construction Agreement (Wynwood of Chapel Hill) will be executed by Wynwood of Chapel Hill and Days Construction Company for the Wynwood of Chapel Hill Facility. The Construction Agreement (Future Project Entities) will be executed by the applicable Project Entity and Days Construction Company for subsequent Facilities when the Project Entity is formed. The Project Entity will pay Days Construction Company a construction fee which shall





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be Days Construction Company's entire compensation for all services provided by
Days Construction Company as construction manager, including all construction profit and overhead. The construction fee shall be 11% of labor, material and subcontract costs set forth in Section 7.1.1 through 7.1.4.5., and Section 7.2.1, of AIA Form A-111. 3% will be allocated to development and will be payable when title to the land is acquired by the Project Entity. The remaining 8% will be payable in accordance with the applicable Construction Agreement. Days Construction Company will construct each Facility in accordance with the applicable Construction Agreement, and for a guaranteed maximum price to be agreed upon by the parties. The architect for Wynwood of Chapel Hill shall be Aldrian-Guskowski and contracts with any other architect shall be in the form of the Architect's Agreement with such changes as the parties agree on.

         3.7 Management. ALS shall perform management services for each Project Entity, as more fully set forth in the applicable Management Agreement. At the Closing, ALS and Wynwood of Chapel Hill are entering into the Management Agreement (Wynwood of Chapel Hill). ALS shall enter into a Management Agreement (Future Project Entities) for each Project Entity when it is formed.

         3.8 Restrictions on Transferability of Interests. From and after the Closing Date, none of ALS, DD or any DD Affiliate shall transfer its ownership interest in any ALS-Carolina Entity except to the other party or pursuant to the Collateral Assignment Agreement; provided, however, that ALS may transfer a portion of its interest to an Affiliate prior to the exercise of a put or call option pursuant to Section 3.9 so as to preserve the existence of the Project Entity following such purchase. A transfer means any disposition of an interest or any interest therein, including, without limitation, any sale, gift, assignment, pledge or encumbrance, whether such disposition occurs voluntarily, by operation of law or otherwise. A transfer shall be deemed to have occurred by DD or any DD Affiliate in violation of the foregoing restriction if a combination of Mr. Thompson W. Goodwin and Mr. Wayne E. Dillon (including upon their deaths their Family Members) cease to Control DD or the applicable DD Affiliate.

         3.9  Put and Call Options.

         (a) ALS hereby grants to DD the right ("put option") to sell DD's ownership interest in any one or more Project Entities to ALS at the fair market value (determined as set forth below) of such Project Entity or Entities. The put option for each Project Entity shall be exercisable on the second anniversary of the acquisition or the Completion of Construction of the first Facility owned by such Project Entity and any time thereafter prior to the tenth (10th) anniversary of such acquisition or Completion of Construction. Such option shall be exercised by written notice





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from DD to ALS prior to such tenth (10th) anniversary.  The exercise by DD of its put option for one Project Entity shall not preclude DD from later exercising one or more put options for additional Project Entities.

         (b) DD hereby grants to ALS the right ("call option") to purchase DD's ownership interest in each Project Entity at fair market value (determined as set forth below) of such Project Entity or Entities. The call option shall be exercisable on the acquisition or the second anniversary of the acquisition or Completion of Construction of the first Facility owned by such Project Entity and any time thereafter prior to the tenth (10th) anniversary of the Completion of Construction of the first Facility. Such option shall be exercised by written notice from ALS to DD prior to such tenth (10th) anniversary. The exercise by ALS of its call option for a Project Entity shall not preclude ALS from later exercising one or more call options for additional Project Entities.

         (c) The fair market value of DD's ownership interest in each Project Entity shall be based upon the fair market value of such Project Entity (including all of its assets and liabilities), determined as of the end of the calendar month preceding the date on which a put or call option is exercised. The fair market value of a Project Entity shall be the fair market value of such Project Entity as established by an appraiser agreed on by the parties. If the parties are unable to agree on an appraiser, then each party will designate an appraiser and the two appraisers will each determine a fair market value.
If the two fair market value amounts are equal to or within 5% of their average, then the fair market value shall be equal to such average. Otherwise, the two appraisers will mutually select and appoint a third appraiser to determine the fair market value of the Project Entity. The fair market value of DD's interest shall be equal to the fair market value of the Project Entity determined in accordance with the foregoing procedure, multiplied by DD's Percentage Interest in the Project Entity; provided, however, that if three appraisals are obtained, then for purposes of determining the fair market value of DD's interest, the fair market value of the Project Entity shall not be greater than the higher of the fair market values determined by the first two appraisals or be less than the lesser of the fair market values determined by the first two appraisals. Each party will bear equally the fees and expenses of the appraiser jointly agreed upon or selected, but each party will be solely responsible for the fees and expenses of any appraiser selected solely by such party. In determining the fair market value of a Project Entity, the assumption shall be made that the Management Agreement with ALS or other manager of the facility will continue indefinitely and that the percentage management fee to be charged to the applicable Project Entity will be equal to the greater of (i) the percentage management fee which is actually being charged at such time, or





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(ii) 6%.  Each appraiser selected hereunder shall be a reputable appraisal firm which has substantial experience in appraising commercial real estate. All appraisers shall have complete access to the relevant books and records of the Project Entity they are appraising during the conduct of their appraisals. If the fair market value of a Project Entity is finally determined in accordance with this Section 3.9(c), and a put or call option is exercised within four (4) months from the date of such final determination, then such fair market value shall be used in connection with the purchase and sale occurring as a result of such exercise.

         (d) If DD exercises its put option, ALS may elect to pay the purchase price in either (i) a combination of cash and a promissory note as hereafter provided, or (ii) a combination of cash and ALS common stock. The value of such stock shall be at least $500,000 and at least one-third of the total purchase price. No stock shall be used if the purchase price is less than $500,000. ALS shall make such election by written notice to DD within thirty
(30) days following the date on which DD exercises its put option or, if later, within ten (10) days following the final determination of the fair market value of the ALS stock if such a determination is requested by ALS after the exercise of the put option as hereafter provided. If a combination of cash and ALS stock is elected, such notice shall also set forth the relative amounts thereof. The failure of ALS to timely give such notice shall be an election to pay the purchase price in a combination of cash and a promissory note. If DD exercises its put option and ALS elects a combination of cash and a promissory note, cash equal to at least one-third of the purchase price shall be paid at the closing of the purchase and sale, and the remainder shall be paid by delivery of ALS' promissory note having an initial principal balance equal to the remainder of the purchase price and containing the terms set forth below.

         If DD exercises its put option and ALS elects to pay all or any portion of the purchase price in ALS stock, then DD shall be treated equally by ALS with other ALS shareholders with respect to opportunities to sell its ALS stock. In particular, if ALS files a registration statement for shares of its common stock under the Securities Act of 1933, as amended (the "Act") and elects to allow any of its shareholders to sell all or a portion of their ALS stock pursuant to such registration statement, DD shall have the right to participate pro rata with such other shareholders (and on the same terms and conditions in respect of representations and warranties, indemnities, contributions to expenses and holdback covenants as to remaining shares, if any) to sell all or a portion of its ALS stock pursuant to such registration statement. In addition, from and after the time that ALS first registers any of its shares under the Act, ALS shall use its best efforts to satisfy the requirements of Rule 144 under the Act so that DD will be eligible to sell shares





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of ALS stock pursuant to Rule 144 at the earliest date or dates permitted by such Rule 144.

         If ALS exercises its call option, DD may elect to receive the purchase price in either (x) cash, or (y) a combination of cash and ALS common stock. The value of such stock shall be at least $500,000, and at least one-third of the total purchase price. No stock shall be used if the purchase price is less than $500,000. DD shall make such election by written notice to ALS within thirty (30) days following the date on which ALS exercises its call option or, if later, within ten (10) days following the final determination of the fair market value of the ALS stock if such a determination is requested by DD after the exercise of the call option as hereafter provided. If a combination of cash and ALS stock is elected, such notice shall also set forth the relative amounts thereof. The failure of DD to timely give such notice shall be an election to receive all cash.

         Any promissory note delivered by ALS as described above shall provide for the following:

                 (i) Payment of the entire principal balance on the first anniversary date of the note, and monthly installments of interest only in arrears at a rate of 3% over the rate of interest charged from time to time by the first mortgage lender of the Facility owned by the Project Entity the interest of which is being sold (or if there is no such lender, at the Prime Rate from time to time in effect plus 5%);

                 (ii) Prepayment at any time without penalty, with any partial prepayment applied first against accrued and unpaid interest and then against principal; and

                 (iii) Acceleration of the entire balance due at the election of the holder of the note upon default in the payment of any installment of principal or interest which continues for at least ten
         (10) days uncured following written notice of default.

         The note shall be secured by a collateral pledge of the ownership interest which is sold.

         (e) If shares of ALS common stock are delivered as all or part of the purchase price for an interest in a Project Entity, the number of shares to be delivered to DD will equal the purchase price or portion thereof being paid by delivery of ALS stock, divided by the value per share of ALS common stock. If such stock is publicly traded, the value per share shall be equal to the average of the daily trading price for each day during the ten (10) business days preceding the date of the closing on which such





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shares are traded; otherwise, the value per share shall be equal to the fair market value of ALS determined as of the end of the calendar month preceding the date on which a put or call option is exercised, divided by the total number of shares of common stock of ALS issued and outstanding at the closing. The value of ALS shall be determined by an appraiser agreed by the parties. If the parties are unable to agree on an appraiser, then each party will designate an appraiser and the two appraisers will each determine a fair market value.
If the two fair market value amounts are equal to or within 5% of their average, then the fair market value shall be equal to such average. Otherwise, the two appraisers will mutually select and appoint a third appraiser to determine the fair market value. The fair market value of each share of ALS stock shall be equal to the fair market value of ALS determined in accordance with the foregoing procedure, divided by the number of shares of ALS issued and outstanding at the closing; provided, however, that if three appraisals are obtained, then for purposes of determining the fair market value of ALS, the fair market value of ALS shall not be higher than the greater of the fair market values determined by the first two appraisals or be less than the lesser of the fair market values determined by the first two appraisals. Each party will bear equally the fees and expenses of the appraiser jointly agreed upon or selected, but each party will be solely responsible for the fees and expenses of any appraiser selected solely by such party. Each appraiser selected hereunder shall be a reputable appraisal firm which has substantial experience in appraising operating businesses. All appraisers shall have complete access to the relevant books and records of ALS in conducting their appraisals. ALS stock shall be considered publicly traded only if it is traded on a recognized exchange, on the NASDAQ System or an interdealer quotation system. If the fair market value of ALS is finally determined pursuant to this Section 3.9(e) and a put or call option is exercised within four (4) months from the date of such final determination, such fair market value shall be used in connection with the purchase and sale occurring as a result of such exercise.

           (f) Either party may require an appraisal of a Project Entity prior to the exercise of such party's put or call option, so as to enable such party to determine the fair market value of such Project Entity before such party exercises its option. Such value shall be used for any put or call option exercised within six (6) months following the final determination of such value. Such party requiring the appraisal shall pay the costs and expenses of all of the appraisals, but if such party exercises its option within six (6) months following the final determination of the fair market value of the Project Entity, then at the closing of the purchase and sale the other party shall reimburse the first party for one-half of the costs and expenses of the appraiser jointly selected or agreed upon, and for all of the costs and expenses of the appraiser selected solely by such other party. In addition, if a put or call





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option is exercised, the other party prior to making election as to whether to have the purchase price or portion thereof paid in ALS stock, may require an appraisal of ALS prior to such election. Such party requiring the appraisal shall pay the costs and expenses of all of the appraisals, but if such party elects to have all or a portion of the purchase price paid in ALS stock, then at the closing of the purchase and sale the other party shall reimburse the first party for one-half of the costs and expenses of the appraiser jointly selected or agreed upon, and for all of the costs and expenses of the appraiser selected solely by such other party.

         (g) The closing of a purchase and sale pursuant to this Section 3.9 shall take place within ninety (90) days following the exercise of a put or call option hereunder, provided that such ninety (90) day period shall be extended as reasonably necessary to permit completion of any appraisal required by this Section 3.9. At such closing, (i) DD shall deliver to ALS the interest in the Project Entity being purchased and sold, free and clear of all security interests, liens and restrictions (other than restrictions imposed by this Agreement and the Ancillary Agreements), together with such other documents as ALS may reasonably request, and (ii) ALS shall deliver to DD the purchase price (including ALS's promissory note and stock certificate for the ALS stock, as applicable), together with such other documents as DD may reasonably request. The shares of any ALS stock shall be fully paid and nonassessable. In the event that at the time of the exercise of an option, DD has guaranteed any financing of a Project Entity, ALS will use its best efforts to obtain a release of DD of such guaranty. If ALS is unable to obtain such a release, and following the Closing there occurs a default in the payment or performance of such financing, ALS will indemnify DD for any damages, costs and expenses (including reasonable attorneys' fees) which DD incurs pursuant to its guaranty as provided in Section 9.2(c).

         (h) Notwithstanding any provision contained in this Section 3.9 to the contrary:

                 (i) if a put or call option is exercised, such purchase may be made by an Affiliate of ALS so as to preserve the legal existence of the Project Entity, but no such assignment shall relieve ALS from any obligations to DD;

                 (ii) any real estate transfer fee which arises in connection with any purchase and sale hereunder shall be borne by equally by the parties;

                 (iii) equitable adjustments shall be made (in the case of the value of a Project Entity) for any distributions or capital contributions which occur between the date of the determination of the fair market value of the Project Entity and the closing and (in the case of the value of the ALS stock) for any dividends, stock splits or stock dividends, recapitalization, reorganization or other capital adjustments which occur between the date of the determination of the fair market value of ALS and the closing;

                 (iv) DD shall not be entitled to exercise its put option for a Project Entity if the Project Entity is materially in default in the financing for the Facility owned by such Project Entity; and

                 (v) If ALS is required to obtain any exemption from federal or state securities laws to enable the shares of ALS stock to be issued to DD, the costs thereof (including attorneys' fees) shall be borne by the party which elected to have such ALS stock issued as all or part of the purchase price.

         (i) DD shall have the right to designate an Affiliate Controlled by Messrs. Goodwin and Dillon to be the owner of a Project Entity rather than DD. In such event, all references in this Section 3.9 to DD with respect to the purchase and sale of the ownership interest in such Project Entity shall be to such Affiliate rather than DD, and this Section 3.9 shall be construed consistently therewith. In the event that an Affiliate of DD is designated by DD to own an interest in a Project Entity, then as a condition thereto the Project Entity shall execute in form and substance reasonably satisfactory to ALS an agreement in which the DD Affiliate agrees to be bound by the provisions of this Agreement applicable to such DD Affiliate, including without limitation the provisions of this Section 3.9. and the DD Affiliate shall execute in form and substance reasonably satisfactory to ALS a Collateral Assignment Agreement.

         (j) It is intended that Item 901(c)(2)(ii) of SEC Regulation S-K shall apply to the parties.

         3.10 Investment Intent; Right of First Refusal. Any shares of ALS stock acquired pursuant to Section 3.9 will be acquired by DD or the appropriate DD Affiliate for investment only and not with a view to resell or otherwise distribute them, and DD or the appropriate DD Affiliate will not sell, transfer, give, pledge or otherwise transfer or dispose of the shares, or any of them, unless and until, in the written opinion of counsel to DD or the appropriate DD Affiliate reasonably acceptable to ALS, such sale, transfer, pledge or other disposition of the shares, or any of them, does not contravene any provision of the federal securities laws or applicable state securities laws. DD and each appropriate DD Affiliate acknowledges that ALS may cause the stock certificate(s) representing the shares to have the following legend printed or typed thereon:

         The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state. No transfer of the shares represented by this certificate may be made without compliance with or exemption from the Act and other applicable securities laws, as evidenced by a written opinion of counsel to the holder hereof reasonably acceptable to ALS.

         Prior to selling to any third party any non-publicly traded shares of ALS received pursuant to this Agreement, DD or its Affiliate owning the shares shall first offer in writing to sell to ALS such shares at the price and on the payment terms offered by the third party purchaser. ALS shall have ten (10) business days to accept or reject such offer. A failure to timely respond shall be deemed a rejection. In the event ALS rejects such offer, DD or the Affiliate which owns the shares shall be free to sell such shares at the price and on the payment terms set forth in the offer to ALS.

         3.11  Noncompetition.

         (a) During the Development Term, neither DD nor ALS will directly or indirectly (except through or in connection with ALS-Carolina Entities) own, operate, develop, construct, manage or participate in the ownership, development, construction, operation or management of an assisted living, dementia or other specialty care facility for the elderly located in the Territory. In addition, as long as ALS and DD or any DD Affiliate jointly own equity interests in any ALS-Carolina Entity, and for a period of one (1) year thereafter, neither DD or ALS will directly or indirectly (except through or in connection with the ALS-Carolina Entities) own, operate, develop, construct, manage or participate in the ownership, development, construction, operation or management of an assisted living, dementia or other specialty care facility for the elderly located with ten (10) miles from any Facility owned by such ALS-Carolina Entity.

         (b) The restrictions on DD set forth in Section 3.11(a) also apply to the shareholders of DD and their Family Members, and any entities directly or indirectly Controlled by any one or more of them. The restrictions on ALS set forth in Section 3.11(a) also apply to any entity directly or indirectly Controlled by ALS but such restrictions do not apply to the shareholders of ALS.

         (c) The restrictions set forth in Section 3.11(a) are subject to the following exceptions:

                 (i) Such restrictions shall not be considered violated by reason of ALS acquiring or developing any assisted living, dementia or other specialty care facility for the elderly (or acquiring an entity that owns such a facility) as long as ALS has first offered to DD in writing an opportunity to participate in such acquisition or development on substantially the same terms as contemplated herein and DD has declined such offer. DD shall have thirty (30) days to accept or reject in writing any offer made to it by ALS. A failure to timely respond shall be deemed a rejection.

                 (ii) Such restrictions shall not be considered violated by ALS if ALS manages or operates, or provides consulting services to, an assisted living, dementia or other specialty care facility for the elderly located in the Territory, so long as ALS does not develop, construct, lease or have any ownership interest in such facility (or the entity that owns such facility) and ALS has no right to receive a fee based on the profitability (other than gross revenues) of the facility;

                 (iii) such restrictions shall not be considered violated by reason of DD or its shareholders, their Family Members, or entities directly or indirectly Controlled by any of them, developing, owning and/or constructing nursing home facilities located in the Territory which requires a certificate of need or the equivalent; and

                 (iv) such restrictions shall not be considered violated by reason of ALS, DD or any DD Affiliate owning less than a five percent (5%) interest in a legal entity that owns, develops, constructs, operates or manages any assisted care or dementia or other special care facilities and whose shares of stock are traded in a recognized stock exchange or traded in the over-the-counter market.

         (d)  Each party hereby agrees that the restrictions set forth in this
Section 3.11 are founded on valuable consideration and are reasonable in duration and geographic area in view of the circumstances under which this Agreement is executed and that such restrictions are necessary to protect the legitimate interests of the parties. In the event that any provision of this
Section 3.11 is determined to be invalid by any arbitrator or court of competent jurisdiction, the provisions of this Section 3.11 shall be deemed to have been amended and the parties agree to execute any documents and take whatever action is necessary to evidence such amendment, so as to eliminate or modify any such invalid provision and to carry out the intent of this Section
3.11 to render the terms of this Section 3.11 enforceable all respects as so modified.

         (e) Each party acknowledges and agrees that irreparable injury may result to the other party and/or a Project Entity if the other party breaches any covenant contained in this Section 3.11 and that the remedy at law for the breach of any such covenant will be inadequate. Therefore, if either party shall engage in any act in violation of any of the provisions of this Section 3.11, the other party and the affected Project Entity (or either of them) shall be entitled, in addition to such other remedies and damages as may be available to either or both of them at law or under this Agreement, to injunctive relief to enforce the provisions of this
Section 3.11.

         3.12  Confidentiality.   The parties will at all times hold and cause
their consultants and advisors to hold in confidence the information contained in this Agreement. In addition, each party (the "receiving party") will at all times hold and cause its advisors and representatives to hold in strict confidence all documents, materials and other information concerning the other party (the "disclosing party"), which have been or will be furnished by the disclosing party to the receiving party or its employees, advisors and representatives in connection with the transactions contemplated by this Agreement and which are designated as confidential. All such information shall be disclosed by a receiving party only to its employees, advisors and representatives engaged in the evaluation of such information. If the transactions contemplated by this Agreement are not consummated, regardless of the reason therefor, such confidence will be maintained by the receiving party, except to the extent such information (a) was previously known to the receiving party prior to disclosure by the disclosing party, (b) is in the public domain through no fault of the receiving party, (c) is lawfully acquired by the receiving party from a third party under no obligation of confidence to the disclosing party, or (d) is required by any law or by any governmental or judicial body to be disclosed. Such documents and information will not be used to the detriment of the disclosing party or otherwise in any manner and all documents, materials and other written information provided by the disclosing party to the receiving party, including all copies and extracts thereof, will be returned to the disclosing party immediately upon its written request.

         3.13 Further Assurances. Following the Closing, each party will execute such further documents and perform such further acts as may be reasonably necessary to consummate the transactions contemplated by this Agreement and the Ancillary Agreements in accordance with the terms hereof and thereof and to more effectively carry out the transactions contemplated hereby and thereby.

         3.14 No Liens. Each of ALS and DD, and any DD Affiliate acquiring an interest in a Project Entity, agrees to keep its ownership interest in each ALS-Carolina Entity free and clear from any and all security interests, liens and restrictions in favor of third parties.

         3.15 Public Statement. Each party will consult with the other party prior to issuing any press release or making any other public statement with respect to the transactions contemplated hereby, and will not issue any such release or make any such statement without the approval of the other party (which may be denied in the sole discretion of such other party), except as required pursuant to any state or federal securities law or by the rules and regulations of any relevant securities exchange or quotation system upon which a party's securities are then traded.

                                   ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF ALS

         ALS hereby represents and warrants to DD that:

         4.1 Organization. ALS is a corporation validly existing and in good standing under the laws of the State of Delaware and has full corporate power and corporate authority to conduct its business as presently conducted and to become an owner of the ALS-Carolina Entities. ALS is duly qualified to transact business as a foreign corporation in the State of North Carolina.

         4.2 Authorization; Enforceability. The execution, delivery and performance by ALS of this Agreement and the ALS Ancillary Agreements are within the corporate power of ALS and have been duly authorized by all necessary corporate action by ALS. This Agreement, and the ALS Ancillary Agreements when executed and delivered by ALS, will be the valid and binding obligations of ALS, enforceable against ALS in accordance with their respective terms.

         4.3 No Violation or Conflict. The execution, delivery and performance by ALS of this Agreement and the ALS Ancillary Agreements will not conflict with or violate any law, judgment, order, decree or regulation, the Certificate of Incorporation or Bylaws of ALS, or any contract or agreement to which ALS is a party or by which it is bound.

         4.4 Brokers. Neither ALS nor any Affiliate of ALS has incurred any brokers', finders' or any similar fee in connection with the transactions contemplated by this Agreement or the ALS Ancillary Agreements.

         4.5 Litigation. There is no litigation, arbitration, proceeding, governmental investigation, citation or action of any kind pending or, to the knowledge of ALS, proposed or threatened, against ALS which could have a material adverse effect on the transactions contemplated hereby. There is no action, suit or proceeding against ALS by any person or entity which questions the validity, legality or propriety of the transactions contemplated by this Agreement or the ALS Ancillary Agreements.

         4.6 Governmental Approvals. No permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any governmental or regulatory authority is required on the part of ALS in connection with its execution and delivery of this Agreement and the ALS Ancillary Agreements and the consummation by it of the transactions contemplated hereby and thereby.

         4.7 Required Consents. There are no approvals or consents which ALS is required to obtain from any third parties to enter into this Agreement or the ALS Ancillary Agreements which have not been obtained.

         4.8 Representations and Warranties True and Correct at Closing. Except as specifically disclosed by ALS to DD in writing prior to or at the Closing with respect to matters arising after the date of this Agreement, the representations and warranties of ALS set forth in this Article 4 will be true and correct as of the Closing.


                                   ARTICLE 5
                      REPRESENTATIONS AND WARRANTIES OF DD

         DD hereby represents and warrants to ALS that:

         5.1 Organization. DD is a limited liability company validly existing and in good standing under the laws of the State of Virginia and has full power and authority to conduct its business as presently conducted and to become an owner of the ALS-Carolina Entities. Days Construction Company is duly qualified to transact business as a foreign corporation in the State of North Carolina. Exhibit J contains a correct list of the current owners of DD and also includes which Affiliates of DD, if any, which are currently expected to be a party to any Ancillary Agreement.

         5.2 Authorization; Enforceability. The execution, delivery and performance by DD of this Agreement and the DD Ancillary Agreements are within the power of DD (and will be within the power of the DD Affiliate which is a party thereto) and have been duly authorized by all necessary action by DD (and will be duly authorized by any DD Affiliate prior to the execution thereof). This Agreement, and the DD Ancillary Agreements when executed and delivered by DD and its Affiliates, as applicable, will be the valid and binding obligations of DD and/or its Affiliates, enforceable against them in accordance with their respective terms.

         5.3 No Violation or Conflict. The execution, delivery and performance by DD of this Agreement and the DD Ancillary Agreements will not conflict with or violate any law, judgment, order, decree or regulation, the Articles of Organization or Operating Agreement of DD, or any contract or agreement to which DD is a party or by which DD is bound.

         5.4 No Broker. Neither DD nor any Affiliate of DD has incurred any brokers', finders' or any similar fee in connection with the transactions contemplated by this Agreement or the DD Ancillary Agreements.

         5.5 No Litigation. There is no litigation, arbitration, proceeding, governmental investigation, citation or action of any kind pending or, to the knowledge of DD, proposed or threatened, against DD which could have a material adverse effect on the transactions contemplated hereby. There is no action, suit or proceeding by any person or governmental agency against DD or any DD Affiliate which questions the legality, validity or propriety of the transactions contemplated by this Agreement or the DD Ancillary Agreements.

         5.6 Governmental Approvals. No permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any governmental or regulatory authority is required on the part of DD in connection with its execution and delivery of this Agreement and the DD Ancillary Agreements and the consummation by it of the transactions contemplated hereby and thereby.

         5.7 Required Consents. There are no approvals or consents which DD is required to obtain from third parties to enter into this Agreement or the DD Ancillary Agreements which have not been obtained.

         5.8 Representations and Warranties True and Correct at Closing. Except as specifically disclosed by DD to ALS in writing prior to or at the Closing with respect to matters arising after the date of this Agreement, the representations and warranties of DD set forth in this Article 5 will be true and correct as of the Closing.


                                   ARTICLE 6
                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF DD

         Each and every obligation of DD to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following conditions:

         6.1 Compliance with Agreement. ALS shall have performed and complied with all of its obligations under this Agreement which are to be performed or complied with by it prior to or at the Closing.

         6.2 Proceedings and Instruments Satisfactory. All proceedings, corporate or otherwise, to be taken by ALS in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to DD, and ALS shall have made available to DD for examination the originals or true and correct copies of all documents which DD may reasonably request and ALS can reasonably obtain in connection with the transactions contemplated by this Agreement.

         6.3 No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         6.4 Representations and Warranties. The representations and warranties made by ALS in this Agreement shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

         6.5 Deliveries at Closing. ALS shall have delivered or caused to be delivered to DD the documents provided for in this Agreement, together with such certificates and documents of officers of ALS and of public officials as shall be reasonably requested by DD's counsel to establish the existence and status of ALS and the due authorization by ALS of this Agreement, the Ancillary Agreements to which it is a party and the consummation by ALS of the transactions contemplated hereby and thereby.


                                   ARTICLE 7
                    CONDITIONS PRECEDENT TO THE OBLIGATIONS
                                     OF ALS

         Each and every obligation of ALS to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following conditions:

         7.1 Compliance with Agreement. DD and/or its Affiliates shall have performed and complied with all of its obligations under this Agreement which are to be performed or complied with by it prior to or at the Closing.

         7.2 Proceedings and Instruments Satisfactory. All proceedings to be taken by DD and/or its Affiliates in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to ALS, and DD and/or its Affiliates shall have made available to ALS for examination the originals or true and correct copies of all documents which ALS may reasonably request and DD can reasonably obtain in connection with the transactions contemplated by this Agreement.

         7.3 No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         7.4 Representations and Warranties. The representations and warranties made by DD in this Agreement shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

         7.5 Deliveries at Closing. DD and/or DD's Affiliates shall have delivered or caused to be delivered to ALS the documents provided for in this Agreement, together with such certificates and documents of officers of DD and/or DD's Affiliates and of public officials as shall be reasonably requested by ALS' counsel to establish the existence and status of DD and/or DD's Affiliates and the due authorization by DD and/or DD's Affiliates of this Agreement, the Ancillary Agreement to which it is a party and the consummation by DD and/or DD's Affiliates of the transactions contemplated hereby or thereby.


                                   ARTICLE 8
                         CLOSING; DELIVERIES AT CLOSING

         8.1 Closing. The Closing shall occur on such date as the parties hereto may mutually agree upon in writing, but no later than the Ultimate Closing Date, at such place as the parties hereto may mutually upon.

         8.2 Actions at Closing. At the Closing, ALS and/or DD or its Affiliates, as applicable, shall take or cause to be taken the following actions:

         (a) Operating Agreement (ALS-Carolina). ALS and DD shall enter into the ALS-Carolina Operating Agreement (ALS-Carolina) pursuant to which ALS and DD or DD's Affiliate will form ALS-Carolina. In addition, at the Closing ALS and DD or its Affiliate shall make the capital contributions to ALS-Carolina referred to in Section 3.1 of the such Operating Agreement;

         (b) Operating Agreement (Wynwood of Chapel Hill). ALS and DD shall enter into the Operating Agreement (Wynwood of Chapel Hill) pursuant to which ALS and DD will form Wynwood of Chapel Hill. In addition, at the Closing ALS and DD shall make the capital contributions to Wynwood of Chapel Hill referred to in Section 3.1 of such Operating Agreement.

         (c) Real Estate Sale Contract. Wynwood of Chapel Hill and Silver Pointe Investors I Limited Partnership shall enter into the Real Estate Sale Contract and close the purchase and sale of land contemplated thereby or not practicable to close such transaction then as soon as possible following the Closing.

         (d) Management Agreement (Wynwood of Chapel Hill). Wynwood of Chapel Hill and ALS shall enter into the Management Agreement (Wynwood of Chapel Hill).

         (e) Construction Agreement (Wynwood of Chapel Hill). DD and Wynwood of Chapel Hill will enter into the Construction Agreement (Wynwood of Chapel Hill) for the Facility to be constructed by Wynwood of Chapel Hill.

         (f) Collateral Assignment Agreement. ALS and DD or its Affiliate shall execute the Collateral Assignment Agreement.

         (g) Other Actions and Deliveries. Each party shall have deliver or cause to be delivered to the other party such certificates and documents as may be reasonably requested by such other party's counsel to establish the existence and status of the first party, the due authorization by the first party of this Agreement and the Ancillary Agreements to which the first party is a party and the consummation by the first party of the transactions contemplated hereby and thereby.


                                   ARTICLE 9
                                INDEMNIFICATION

         9.1 DD's Indemnity. DD hereby agrees to indemnify ALS and/or the ALS-Carolina Entities and hold them harmless from and against any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorneys' fees and other reasonable legal costs and expenses) which they may at any time suffer or incur, or become subject to, as a result of or in connection with:

         (a) any breach or inaccuracy of any of the representations and warranties made by DD or any DD Affiliate in this Agreement or in any DD Ancillary Agreement;

         (b) any failure by DD or any DD Affiliate to carry out, perform, satisfy or discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any DD Ancillary Agreement;

         (c) any payments by ALS with respect to any obligations of a Project Entity which is jointly owned by ALS and DD or an Affiliate of DD, which at the time of payment have been jointly guaranteed by ALS and DD and/or DD's Affiliates, to the extent such payments exceed ALS's proportionate share of such obligations, based on its Percentage Interest in such Project Entity; or

         (d) any suit, action or other proceeding brought by any Person against ALS, any ALS Affiliate or the Company arising out of, or in any way related to, any of the matters referred to in Section 9.1(a), 9.1(b) or 9.1(c) hereof.

         9.2 ALS's Indemnity. ALS hereby agrees to indemnify DD, DD's Affiliates and/or the ALS-Carolina Entities for and hold them harmless from and against any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including without limitation, reasonable attorneys' fees and other reasonable legal costs and expenses) which they may at any time suffer or incur, or become subject to, as a result of or in connection with:

         (a) any breach or inaccuracy of any of the representations and warranties made by ALS in this Agreement or in any ALS Ancillary Agreement;

         (b) any failure by ALS to carry out, perform, satisfy or discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any ALS Ancillary Agreement;

         (c) any payments by DD or any of its Affiliates with respect to any obligations of a Project Entity which have been jointly guaranteed by DD or any of its Affiliates and ALS, to the extent such payments exceed DD's or such Affiliate's proportionate share of such obligations, based on its Percentage Interest in such Project Entity (or after DD or its Affiliate has sold its interest in such Project Entity to ALS pursuant to Section 3.9, to the extent of all such payments by DD or such Affiliate); or

         (d) any suit, action or other proceeding brought by any Person against DD, any DD Affiliate or the Company arising out of, or in any way related to, any of the matters referred to in Section 9.2(a), 9.2(b) or 9.2(c) hereof.

         9.3  Provisions Regarding Indemnities.

         (a) The indemnification obligations of DD, DD's Affiliates and ALS under Sections 9.1 and 9.2, respectively, shall survive for the applicable statute of limitations. Delivery of any written demand for indemnification by an indemnified party shall toll the survival period for the subject of the particular demand and, once notice is given, the indemnified party may pursue the particular claim to its conclusion to the extent permitted by applicable law.

         (b) The indemnified party shall promptly notify the indemnifying party in writing and in reasonable detail of any claim, demand, action or proceeding for which indemnification will be sought under Section 9.1 or Section 9.2 of this Agreement, and if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party, such consent not to be unreasonably withheld or delayed.


                                   ARTICLE 10
                                  TERMINATION

         10.1 Termination. Time is of the essence hereof. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Ultimate Closing Date as follows:

         (a) by mutual written agreement of ALS and DD;

         (b) by DD if any of the conditions set forth in Article 6 of this Agreement have not been fulfilled by the Ultimate Closing Date; or

         (c) by ALS if any of the conditions set forth in Article 7 of this Agreement have not been fulfilled by the Ultimate Closing Date.

         In the event of termination by DD or ALS pursuant to Section 10.1(b) or 10.1(c), respectively, as a result of a breach by the other party of any of its representations, warranties, agreements or obligations contained herein, the terminating party shall be entitled to any remedies available to it at law or in equity.

                                   ARTICLE 11
                                 MISCELLANEOUS

         11.1 Entire Agreement; Amendment. This Agreement and the other agreements and documents executed in connection herewith, constitute the entire agreement between the parties pertaining to the subject matter of this Agreement, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

         11.2 Fees and Expenses. Whether or not the transactions contemplated by this Agreement are consummated, and except as expressly provided herein or in any Ancillary Agreement, each of the parties hereto shall pay the fees and expenses of its respective counsel, accountants, brokers, consultants, investment bankers and other experts incident to the negotiation and preparation of this Agreement and the consummation of the transactions contemplated by this Agreement.

         11.3 Applicable Law. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of North Carolina.

         11.4 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party, whether by operation of law or otherwise.

         11.5 Notices. Each notice, request, demand or other communication ("Notice") by either party to the other party pursuant to this Agreement shall be in writing and shall be personally delivered or sent by U.S. certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight commercial courier, charges prepaid, or by facsimile transmission (but each such Notice sent by facsimile transmission shall be confirmed by sending an original thereof to the other party by U.S. mail or commercial courier as provided herein no later than the following business day), addressed to the address of the receiving party set forth below or to such other address as such party shall have communicated to the other party in accordance with this Section. Any Notice hereunder shall be deemed to have been given and received on the date when personally delivered, on the date of sending when sent by facsimile, on the third business day following the date of sending when sent by mail or on the first business day following the date of sending when sent by commercial courier.

         If to DD:                         Days Construction Company
                                           1018 Second Street, SW
                                           Roanoke, VA  24016
                                           Attn:  Mr. Thompson W. Goodwin
                                           Fax:  (540) 345-9521

         with a copy to:                   Mr. Douglas D. Wilson
                                           Parvin, Wilson &
                                             Barnett, P.C.
                                           200 Market Place Center
                                           114 Market Street
                                           Roanoke, Virginia  24011
                                           Fax: (540) 343-8483

         If to ALS:                        Alternative Living
                                            Services, Inc.
                                           450 North Sunnyslope Road
                                           Suite 300
                                           Brookfield, WI  53005
                                           Attn:  Mr. William F. Lasky
                                           Fax:  (414) 789-9592

         with a copy to:                   Mr. Thomas A. Simonis
                                           Quarles & Brady
                                           411 East Wisconsin Avenue
                                           Milwaukee, Wisconsin  53202
                                           Fax:  (414) 271-3552

         11.6 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement.

         11.7 Headings. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

         11.8 Construction. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person may in the context require. References to Sections herein include all subsections which are subsidiary to the Section referred to. No provision of this Agreement shall be construed in favor of or against any party hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof.

         11.9 Severability. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby unless such invalidity materially impairs the ability of the parties to consummate the transactions contemplated by this Agreement.

         11.10 Knowledge. Any representation, warranty, covenant or statement which is made to the knowledge of any party to this Agreement shall require that such party make reasonable investigation and inquiry with respect thereto to ascertain the correctness and validity thereof.

         11.11 Survival of Representations and Warranties. All representations and warranties of the parties contained in this Agreement or made pursuant to this Agreement shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement for the applicable statute of limitations.

         11.12 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any of the ALS Ancillary Agreements or DD Ancillary Agreements, or the breach of any of the foregoing, shall be finally settled in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (with the arbitration of any controversy or claim arising out of or relating to any Construction Agreement, or the breach of any such Agreement, to be settled in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association then in effect) (collectively, the "AAA Rules"), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Expedited Procedures set forth in the AAA Rules shall be used. One arbitrator shall be selected by the agreement of the parties, or if they cannot agree, then one arbitrator shall be selected in accordance with the provisions of the AAA Rules for the appointment of a neutral arbitrator. The place of arbitration shall be held at such place as is agreed on by the parties or, if they cannot agree, in Charlotte, North Carolina. The award of the arbitrator shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues or accountings presented or plead to the arbitrators and shall be paid promptly. Any costs, fees or taxes including reasonable attorneys' fees incident to enforcing the award shall be charged against the party or parties resisting such enforcement. All notices in connection with the arbitration shall be made in the manner set forth in
Section 11.5 hereof.

         11.13 Waiver of Compliance. Any failure of ALS, or DD or DD's Affiliate, to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by DD or DD's Affiliate, or ALS, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         11.14 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         11.15 Trademark and/or Service Marks. "Wynwood" and "Wynwood House" are the trademarks and/or service marks of ALS, and as such ALS shall have the right to monitor and control the quality of the goods and services associated with such marks. All goodwill and other benefits accruing through the use of such marks shall inure to the benefit of ALS.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                      ALTERNATIVE LIVING SERVICES, INC.

                                      By: _________________________________

                                      Its: ________________________________

                                      DAYS DEVELOPMENT COMPANY, LC

                                      By: _________________________________

                                      Its: ________________________________

                                      Joined in by Days Construction Company as
                                       to the provisions of Section 3.6 hereof:

                                      DAYS CONSTRUCTION COMPANY

                                      By: _________________________________

                                      Its: ________________________________

                                LIST OF EXHIBITS



         EXHIBIT                                   DESCRIPTION
         -------                                   -----------
           A                                       Architect's Agreement

           B                                       Collateral Assignment Agreement

           C                                       Construction Agreement (Wynwood
                                                      of Chapel Hill)

           D                                       Management Agreement (Wynwood
                                                      of Chapel Hill)

           E                                       Mandatory Capital Call Schedule

           F                                       Operating Agreement (ALS-
                                                     Carolina)

           G                                       Operating Agreement (Wynwood
                                                      of Chapel Hill)

           H                                       Real Estate Sale Contract

           I                                       Services and related
                                                     charges

           J                                       Current owners of DD and any of
                                                     its Affiliates which will be
                                                     a party to an Ancillary
                                                     Agreement


                                   EXHIBIT A

                             Architect's Agreement

                                --see attached--

                                   EXHIBIT B

                        Collateral Assignment Agreement

                                --see attached--

                                   EXHIBIT C

                Construction Agreement (Wynwood of Chapel Hill)


                                --see attached--

                                   EXHIBIT D

                 Management Agreement (Wynwood of Chapel Hill)


                                --see attached--

                                   EXHIBIT E

                        Mandatory Capital Call Schedule


                                  $11,636,000

                                   EXHIBIT F

                       Operating Agreement (ALS-Carolina)

                                --see attached--

                                   EXHIBIT G

                  Operating Agreement (Wynwood of Chapel Hill)

                                --see attached--

                                   EXHIBIT H

                           Real Estate Sale Contract


                                --see attached--

                                   EXHIBIT I

                          Services and related charges



                 ALS                               see attached

                 DD                                None

                                   EXHIBIT J

                        Current owners of DD and any of
                              its Affiliates which
                   will be a party to an Ancillary Agreement


Days Development Company, L.C.

         50%     Wayne E. Dillon
         50%     Thompson W. Goodwin

Days Development of North Carolina, L.L.C.

         24.5%   Robert E. McConnell
         24.5%   John V. Sutton
         25.5%   Dillon Group, LC
         25.5%   Thompson W. Goodwin

Days Construction Company

         50%     Wayne E. Dillon
         50%     Thompson W. Goodwin